Exhibit 31.3

EX-31.1 CHIEF EXECUTIVE OFFICER CERTIFICATION

CHIEF EXECUTIVE OFFICER CERTIFICATION

I, Craig H. Barratt, certify that:

1. I have reviewed this amendment no. 1 to the annual report on Form 10-K of Atheros Communications, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. [intentionally omitted]

4. [intentionally omitted]

5. [intentionally omitted]

Date: April 29, 2011

/s/ Craig H. Barratt
Craig H. Barratt Chief Executive Officer and President (Principal Executive Officer)